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                                                                     Exhibit 8.1



                        [LETTERHEAD OF BROWN & WOOD LLP]



                                               September 3, 1999

Nellie Mae Education Loan Corporation
1240 Pawtucket Avenue
Rumford, Rhode Island  02916

                 Re:   Nellie Mae Education Loan Corporation
                       Registration Statement on Form S-3
                       File No. 333-78725
                       -------------------------------------

Ladies and Gentlemen:

         We have acted as special tax counsel to Nellie Mae Education Loan Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation of a registration statement on Form S-3 (No. 333-78725) (the "Registration Statement"), which was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $1,000,000,000 of Asset-Backed Notes (the "Notes") and Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). As set forth in the Registration Statement, each series (a "Series") of Notes will be issued under and pursuant to an indenture (the "Indenture") between an indenture trustee to be named therein (the "Indenture Trustee") and a trust ("Trust") established pursuant to a trust agreement (the "Trust Agreement") among the Registrant, an eligible lender trustee named therein (the "Eligible Lender Trustee") and Nellie Mae Funding, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Registrant.

         We have examined the form of our prospectus and prospectus supplement contained in the Registration Statement. In addition, we have reviewed:

                  (i) the form of the Trust Agreement, including the form of Certificates attached as an exhibit thereto;

                  (ii) the form of the Indenture, including the forms of Notes attached as exhibits thereto;

                  (iii) the form of Administration Agreement among the Trust, the Registrant, as administrator, and the Indenture Trustee;

                  (iv) the form of the Loan Sale Agreement among the Registrant, as seller, the Trust and the Eligible Lender Trustee;


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                  (v) the form of the Master Servicing Agreement among the
         Registrant, as master servicer, the Trust and the Eligible Lender Trustee; and

                  (vi) such other documents as we have deemed necessary or appropriate as the basis for the opinion set forth below.

         In arriving at the opinions expressed below, we have assumed that each of the aforementioned agreements (the "Agreements") will be duly authorized by all necessary corporate action on the part of the parties thereto for such Series of Securities and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreements filed or incorporated by reference as exhibits to the Registration Statement, that Securities will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of Securities comply (without waiver) with all of the provisions of the related Agreements and the other documents prepared and executed in connection with such transactions.

         As special tax counsel to the Registrant, we have considered certain federal income tax aspects of the proposed issuance of the Securities of each Series. In particular, we have considered the material federal income tax consequences for holders of the Securities and have reviewed the description of the material federal income tax consequences for holders of the Securities that appears in the form of prospectus under the caption "U.S. Federal Income Tax Consequences" and in the form of prospectus supplement under the caption "Federal Income Tax Consequences," each forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects, and we hereby confirm that the discussion under the aforesaid captions is the opinion of Brown & Wood LLP as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Securities and that we are rendering such opinion. You should be aware that this opinion represents our conclusions as to the application of existing law to the purchase, ownership and disposition of the Securities. This opinion is effective as of the date of sale of any Series of Securities, subject to the limitation set forth herein regarding our participation as special tax counsel to the Registrant, provided that a new opinion will be rendered by us upon any material change in law, or material changes in the facts or circumstances from those described in the Registration Statement, prior to the sale of Securities for which we act as special tax counsel to the Registrant, and such new opinion and a related counsel's consent must be filed as an exhibit to the Registration Statement in a post-effective amendment thereto or by the Registrant under cover of Form 8-K. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

         This opinion is based on the facts and circumstances set forth in the Registration Statement, including the form of prospectus and prospectus supplement, and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in law subsequent to the date


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hereof. Furthermore, we express no opinion with respect to any Series of
Securities for which we do not act as tax counsel to the Registrant.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Brown & Wood LLP under the caption "U.S. Federal Income Tax Consequences" in the form of prospectus and under the caption "Federal Income Tax Consequences" in the form of prospectus supplement contained in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of New York or any other state.

                                                      Very truly yours,

                                                      /s/ Brown & Wood LLP